UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Tender Offer and Consent Solicitation

On February 18, 2021, Uniti Group LP, Uniti Group Finance 2019 Inc. and CSL Capital, LLC (together, the “Issuers”), each a subsidiary of Uniti Group Inc. (the “Company” and, together with the Issuers, “us” or “we”), in connection with the previously announced cash tender offer (the “Tender Offer”) to purchase any and all of the Issuers’ 8.25% Senior Notes due 2023 (the “Tender Notes”), accepted for purchase, and paid for, $253,000 in aggregate principal amount of the Tender Notes validly tendered and not validly withdrawn after 5:00 p.m., New York City time, on February 1, 2021 (the “Early Tender Date”) and prior to 11:59 p.m., New York City time, on February 16, 2021 (the “Expiration Date”). The Tender Offer expired at 11:59 p.m., New York City time, on February 16, 2021. The Tender Offer was made pursuant to an Offer to Purchase and Consent Solicitation Statement dated January 19, 2021 (the “Statement”), which more fully sets forth the terms and conditions of the Tender Offer and Consent Solicitation. This Current Report on Form 8-K is not an offer to purchase, solicitation of an offer to sell or a solicitation of consents with respect to any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

Dated: February 18, 2021